Registration No. 33-94248
As filed with the Securities and Exchange Commission on October 26, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
A.S.V., INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1459569 (I.R.S. Employer Identification No.)
840 Lily Lane
Grand Rapids, Minnesota 55744
(Address of registrant’s principal executive offices,
including zip code)
A.S.V., INC. 1987 STOCK OPTION PLAN
A.S.V., INC. 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
(Full title of the plan)
Thomas R. Karges
Chief Financial Officer
A.S.V., Inc.
840 Lily Lane
Grand Rapids, Minnesota 55744
(218) 327-5365
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Robert A. Rosenbaum
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 33-94248) (the “Registration Statement”) of A.S.V., Inc. (the “Company”), which was filed with the Securities and Exchange Commission on June 30, 1995. The Registration Statement registered 400,000 shares of the Company’s common stock, par value $.01 per share, pursuant to the Company’s 1987 Stock Option Plan and the Company’s 1994 Long-Term Incentive and Stock Option Plan (the “Plans”).
     No additional shares of the Company will be issued under the Plans. The Company is filing this Post-Effective Amendment No. 2 to deregister the shares of common stock of the Company that were not issued pursuant to the Plans.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Minnesota, on the 23rd day of October, 2007.

A.S.V., INC.
By:	/s/ Richard A. Benson
Richard A. Benson
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of October, 2007.

Signature	Title

/s/ Richard A. Benson Richard A. Benson	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ Thomas R. Karges Thomas R. Karges	Chief Financial Officer (principal financial and accounting officer)

/s/ Lynn M. Cortright	Director
Lynn M. Cortright

/s/ Bruce D. Iserman	Director
Bruce D. Iserman

/s/ Leland T. Lynch	Director
Leland T. Lynch

/s/ Jerome T. Miner Jerome T. Miner	Vice Chairman of the Board of Directors

/s/ William D. Morton William D. Morton	Director

/s/ Karlin S. Symons Karlin S. Symons	Director

/s/ Kenneth J. Zika Kenneth J. Zika	Director